      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 25, 2001

                                                     REGISTRATION NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   -----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------

                               UROMED CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MASSACHUSETTS                                     04-3104185
   (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                             1400 PROVIDENCE HIGHWAY
                          NORWOOD, MASSACHUSETTS 02194
                                 (781) 762-2080

       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   -----------

                                DANIEL MUSCATELLO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               UroMed Corporation
                               Providence Highway
                          Norwood, Massachusetts 02194
                                 (781) 762-2080
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                   -----------

                                 WITH COPIES TO:
                           JOHN R. UTZSCHNEIDER, ESQ.
                                Bingham Dana LLP
                               150 Federal Street
                                Boston, MA 02110
                                 (617) 951-8000

                                   -----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   -----------

                         CALCULATION OF REGISTRATION FEE

===============================================================================

                                                      PROPOSED            PROPOSED
                                     AMOUNT            MAXIMUM             MAXIMUM            AMOUNT OF
   TITLE OF EACH CLASS OF            TO BE         OFFERING PRICE         AGGREGATE         REGISTRATION
 SECURITIES TO BE REGISTERED     REGISTERED(1)      PER SHARE(1)      OFFERING PRICE(1)          FEE
---------------------------------------------------------------------------------------------------------

Common stock, no par value        2,114,034            $1.985            $4,196,357.49           $1,050

===============================================================================

(1) Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(c), based on the offering of up to 2,114,034 shares at a purchase price of $1.985 per share, which is the average of high and low prices reported in the consolidated reporting system of the Over the Counter Bulletin Board on May 23, 2001. It is not known how many shares will be purchased under this Registration Statement or at what price such shares will be purchased.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion


                                2,114,034 SHARES

                               UROMED CORPORATION

                           COMMON STOCK, NO PAR VALUE


     This prospectus relates to the sale of up to 2,114,034 shares of our common stock, no par value per share, of UroMed Corporation by certain selling stockholders of ours identified in this prospectus, for their respective accounts.

     Our common stock is listed on the Over the Counter Bulletin Board under the symbol "URMD." On May 23, 2001 the closing sale price of our common stock, as reported on the OTC Bulletin Board(R), was $1.97 per share.

     The selling stockholders may sell the shares of common stock described in this prospectus in public or private transactions, on or off the Over the Counter Bulletin Board, at prevailing market prices, or at privately negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. More information is provided in the section titled "Plan of Distribution."

     INVESTING IN THE COMMON STOCK INVOLVES RISKS. FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER, SEE "RISK FACTORS," BEGINNING ON PAGE 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                  The date of this Prospectus is May 25, 2001.

                             -----------------------

                                TABLE OF CONTENTS

                                                                          PAGE

Risk Factors                                                                3

Forward-Looking Statements                                                  8

UroMed Corporation                                                          9

Recent Developments                                                         10

Use of Proceeds                                                             10

Selling Stockholders                                                        11

Plan of Distribution                                                        12

Legal Matters                                                               13

Experts                                                                     13

Where You Can Get More Information                                          13

Certain Information We Are Incorporating By Reference                       13

     THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SEC. YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. NO ONE ELSE IS AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

                                  RISK FACTORS

     Before you invest in our common stock, you should be aware that there are various risks, including those described below, that could have a material adverse effect on our business, including our operating results and financial condition. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should carefully consider these risk factors, together with all of the other information included in this prospectus and the other information, our financial statements and the related notes incorporated by reference into this prospectus before you decide whether to purchase shares of our common stock.

WE MAY NOT GENERATE SUFFICIENT CASH FLOW TO PAY THE INTEREST AND PRINCIPAL ON OUR 6% CONVERTIBLE SUBORDINATED NOTES.

     As of April 30, 2001, we owed a principal balance on our 6% Convertible Subordinated Notes in the amount of $14,393,000. The notes are due as of October 15, 2003. We expect our operating losses to continue over the foreseeable future and we can not be assured that we will have sufficient cash available or will be able to raise sufficient cash to pay the principal balance on the notes at October 15, 2003.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THE SSGI OPERATIONS AND PERSONNEL WITH OUR OPERATIONS AND PERSONNEL.

     On March 26, 2001, we acquired SSGI, a California corporation. We acquired SSGI with the expectation that the transaction will result in certain benefits including, among other things, benefits relating to expanded and complementary product offerings, enhanced revenues, increased market opportunity, new technology and the addition of technically-trained personnel. Achieving the benefits of the acquisition will depend in part on the integration of our technology, operations and personnel in a timely and efficient manner so as to minimize the risk that the transaction will result in the loss of market opportunity or key employees or the diversion of the attention of management. In addition, we can not provide assurance that, following the transaction, our businesses will achieve revenues, specific net income or loss levels, efficiencies or synergies that justify the acquisition.

WE HAVE A LIMITED OPERATING HISTORY, A HISTORY OF LOSSES AND OUR FUTURE PROFITABILITY IS UNCERTAIN.

     We have experienced significant operating losses since our inception and as of April 30, 2001, we had an accumulated deficit of $109.1 million. We will require substantial product development expenditures for the foreseeable future in order to develop and commercialize our products and other new products, if any. We have never successfully commercialized any of our products and our future profitability is dependent upon our ability to successfully commercialize our existing products and the products acquired through our acquisition of SSGI. We expect that our operating losses will continue over the foreseeable future and there can be no assurance that we will be profitable in the future or that our existing capital resources and any funds provided by future operations will be sufficient to fund our needs, or that other sources of funding will be available.

OUR COMMON STOCK MAY NOT BE LIQUID IN THE FUTURE.

     Our common stock was delisted from the Nasdaq SmallCap Market System during December of 2000 and began being listed on the Over the Counter Bulletin Board. There can be no assurance that present and future stockholders will have the ability to liquidate their common shares in the same manner as if our common stock was listed on the Nasdaq SmallCap Market System.

THERE IS UNCERTAINTY AS TO WHETHER THE MARKETPLACE WILL ACCEPT OUR PRODUCTS.

     Two of our existing products, the CaverMap Surgical Aid and the Symmetra Iodine I-125 radioactive seeds, which we refer to as "Symmetra", will be competing against existing treatments and competing products in the prostate cancer market. There can be no assurance that the market will accept these products.

WE ARE DEPENDENT ON A SINGLE MANUFACTURER FOR THE PRODUCTION OF A PRODUCT WHICH IS A SIGNIFICANT REVENUE GENERATOR TO US.

     We expect to derive a substantial portion of our revenues for the next several years from sales of the our product, Symmetra. We presently have a production agreement in place with the manufacturer of the product, Bebig Isotopentechnik und Umweltdiagnostik GmbH, which we refer to as "Bebig", pursuant to which Bebig has agreed to produce the Symmetra until September 2006. Any interruption in the Symmetra manufacturing process would have a material adverse effect on our business, financial condition and results of operations.

WE ARE DEPENDENT ON ISOTOPE PRODUCTS LABORATORIES INC., A SUBSIDIARY OF BEBIG FOR DISTRIBUTION OF THE SYMMETRA.

     We rely on Isotope, a subsidiary of Bebig, to distribute the Symmetra in accordance with order specifications. Any failure of Iostope to distribute the Symmetra correctly could have a material adverse effect on our business, financial conditions and result of operations.

WE RELY ON A LIMITED AMOUNT OF OUR PRODUCTS FOR A SUBSTANTIAL PART OF OUR REVENUES.

     We expect to derive a substantial part of our revenues for the next several years from sales of our existing products, the CaverMap Surgical Aid and the Symmetra. Our failure to successfully commercialize these products would have a material adverse effect on our business, financial condition and results of operations. We do not expect that commercialization of other new products will be feasible without a substantial, continuing commitment to research and development for an extended period of time or acquisitions of new properties, or both. Also, the development of any new products may require that such products will be subject to clinical trials and regulatory clearance or approval before commercialization. There can be no assurance as to whether or when commercialization of other products might begin or as to the likelihood that any such initiative would be successful.

WE RELY ON SINGLE SOURCES AND ARE DEPENDENT ON OTHERS FOR OUR PRODUCTS AND RAW MATERIALS.

     The Symmetra is supplied solely by Bebig and certain of the raw materials for the manufacture and assembly of the CaverMap Surgical Aid are available only from single sources and are manufactured by third parties. Interruptions in supplies of raw materials may occur as a result of business risks particular to such suppliers or our failure and the failure of any such supplier to agree on satisfactory terms. Such sources may also decide for reasons beyond our control, such as concerns about potential medical product liability risk in general, to cease supplying such materials or components for use in medical devices generally. Significant interruption in the supply of raw materials currently used by us for our products could have a material adverse effect on our business, financial condition and results of operations.

WE MAY HAVE A LACK OF MARKETING AND SALES EXPERIENCE.

     Although the U.S. Food and Drug Administration, which we refer to as the "FDA", has cleared the CaverMap Surgical Aid and the Symmetra for brachytherapy treatments in the United States, we have only limited amounts of these products. We have developed a direct marketing and sales group in the United States for our products. However, there can be no assurance that we have built an effective sales force, will be able to continue to attract and retain a qualified marketing and sales group in the United States, or can otherwise design and implement an effective marketing and sales strategy for the CaverMap Surgical Aid and the Symmetra, or any other future product that we develop.

WE MAY HAVE A LACK OF DISTRIBUTION EXPERIENCE.

     We have a limited experience in distributing units of our products to our ultimate consumers. We ship all CaverMap related products directly from our offices in Norwood, Massachusetts. The Symmetra is shipped directly to our customers from Isotope's facility in Burbank, California or Bebig's facility in Berlin, Germany.

THE MARKETS FOR PROSTATE CANCER TREATMENT, PARTICULARLY BRACHYTHERAPY ARE HIGHLY COMPETITIVE AND WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE IN THE MARKETPLACE.

     Our ability to compete in these areas will depend upon the consistency of product quality, delivery, price and the technical capability and the training of health care professionals and consumers. Other factors within and outside our control will also affect our ability to compete, including our product development and innovation capabilities, our ability to obtain required regulatory clearances, our ability to protect the proprietary technology included in our products, our manufacturing, marketing and distribution capabilities and our ability to attract and retain skilled employees. Certain of our competitors have significantly greater financial, technical, research, marketing, sales, distribution and other resources than we do.

WE ARE SUBJECT TO RISKS RELATING TO THE FDA'S OVERSIGHT AND OTHER GOVERNMENT REGULATION.

We and our key suppliers and manufacturers are subject to regulation by the FDA and, in many instances, by comparable agencies in the foreign countries in which these devices are distributed and sold. The process of obtaining regulatory approvals for the marketing and sale of any additional products, or the modification of existing products by us could be costly and time-consuming and there can be no assurance that such approvals will be granted on a timely basis, if at all. The regulatory process may delay the marketing of new products for lengthy periods, impose substantial additional costs and furnish an advantage to competitors who have greater financial resources. Moreover, regulatory approvals for new or modified products, if granted, may include significant limitations on the indicated uses for which a product is marketed. In addition, the extent of potentially adverse governmental regulations that might arise from future legislative, administrative or judicial action can not be determined. Any material product recall or loss of certification of our manufacturing facility would have a material adverse effect on our business, financial condition and results of operations. We are also subject to regulation under federal, state and local regulations regarding maintenance of a licensed pharmacy, work place safety, environmental protection and hazardous and controlled substance controls, among others. We can not predict the extent of government regulations or impact of new government regulations which might have an adverse effect on the production and marketing of our products.

WE MAY NEED ADDITIONAL CAPITAL TO OPERATE OUR BUSINESS THAT MAY NOT BE AVAILABLE TO US.

     We plan to continue to expend substantial funds on marketing, research and product development, seeking out partnerships that fit into our strategic platforms and pursuit of regulatory approvals. In addition, our 6% convertible subordinated notes are due in October 2003. There can be no assurance that our existing capital resources and any funds generated from future operations will be sufficient to finance any required investment or pay the interest and principal of the notes or that other sources of funding will be available. In addition, future sales of substantial amounts of our securities in the public market could adversely affect prevailing market prices and could impair our future ability to raise capital through the sale of our securities.

OUR ABILITY TO COMPETE AND OUR BUSINESS COULD BE JEOPARDIZED IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY OR BECOME SUBJECT TO INTELLECTUAL PROPERTY RIGHTS LITIGATION, WHICH COULD REQUIRE US TO INCUR SIGNIFICANT COSTS.

     Our ability to compete effectively will depend, in part, on our ability to develop and maintain proprietary aspects of our technology. There can be no assurance as to the validity of the United States patents held by us with respect to all of our products, or as to the degree of protection offered by these patents. There can be no assurance that our patents will not be challenged, invalidated or circumvented in the future. In addition, there can be no assurance that competitors, many of which have substantial resources and have made substantial investments in competing technologies, will not seek to apply for and obtain patents that will prevent, limit or interfere with our ability to make, use and sell our products either inside or outside the United States. The defense and prosecution of patent litigation or other legal or administrative proceedings related to patents is both costly and time-consuming, even if the outcome is favorable to us. During the pendency of any such proceedings, we may be restrained, enjoined or otherwise limited in our ability to make, use or sell a product incorporating the patents or technology that are the subject of such claim, which would have a material adverse effect on our business, financial condition and results of operations. An adverse outcome in any such proceeding could subject us to significant liabilities to third parties, require disputed rights to be licensed from others or require us to cease making, using or selling any products. There can be no assurance that any licenses required under any patents or proprietary rights would be made available on terms acceptable to us, if at all.

WE ALSO RELY ON UNPATENTED PROPRIETARY TECHNOLOGY AND THERE CAN BE NO ASSURANCE THAT OTHERS MAY NOT INDEPENDENTLY DEVELOP THE SAME OR SIMILAR TECHNOLOGY OR OTHERWISE OBTAIN ACCESS TO OUR UNPATENTED PROPRIETARY TECHNOLOGY.

     In addition, we can not be certain that others will not independently develop substantially equivalent or superseding proprietary technology, or that an equivalent product will not be marketed in competition with our products, thereby substantially reducing the value of our proprietary rights. There can be no assurance that any confidentiality agreements between us and our employees or consultants will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know-how or other proprietary information. Finally, there can be no assurance that our trademarks chosen to be registered will provide meaningful protection.

WE ARE SUBJECT TO THE RISK OF PRODUCT LIABILITY CLAIMS AND WE CAN NOT BE ASSURED THAT OUR EXISTING INSURANCE COVERAGE LIMITS ARE ADEQUATE.

     The manufacture and sale of medical products and the conduct of clinical trials using new technology entail the risk of product liability claims. There can be no assurance that our existing insurance coverage limits are adequate to protect us from any liabilities which we might incur in connection with the clinical trials for any of our products or the commercialization of any of our products. Such insurance is expensive and in the future may not be available on acceptable terms, if at all. A successful product liability claim or series of product liability claims brought against us in excess of our insurance coverage would have a material adverse effect on our business, financial condition and results of operations. In addition, any claims, even if not ultimately successful, could adversely affect the market acceptance of our products.

OUR COMMON STOCK AND NOTES ARE SUBJECT TO VOLATILITY IN THEIR MARKET PRICE.

     Factors such as quarter-to-quarter variations in our operations or financial performance and announcements of technological innovations or new products, results of clinical trials or other regulatory or reimbursement events by us or our competitors or any of our regulators or our competitors' regulators could cause the market price of our common stock or notes to fluctuate significantly. In addition, in recent years the stock markets in general, and the market prices for medical technology companies in particular, have experienced significant volatility, which often may have been unrelated to the operating performance of the affected companies. Such volatility may adversely affect the market price of the common stock or the notes.

THE PROVISIONS OF OUR CHARTER AND BY-LAWS MAY AFFECT THE MARKET PRICES OF OUR COMMON STOCK.

     Our Restated Articles of Organization and our By-Laws contain provisions that may have the effect of making it more difficult for a third party to acquire control of us or of discouraging acquisition bids for us. This could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

THE LAWS AND REGULATIONS OF THE COMMONWEALTH OF MASSACHUSETTS MAY AFFECT THE MARKET PRICES OF OUR COMMON STOCK.

     Certain laws and regulations of the Commonwealth of Massachusetts contain provisions that may have the effect of making it more difficult for a third party to acquire control of us or of discouraging acquisition bids for us. These laws include Chapter 110F of the Massachusetts General Laws, which prohibits certain business combinations with interested stockholders and Chapter 110D, entitled "Regulation of Control Share Acquisitions." These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

THE ISSUANCE OF OUR PREFERRED STOCK IN THE FUTURE MAY AFFECT THE MARKET PRICES OF OUR COMMON STOCK.

     Shares of preferred stock may be issued in the future without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences as our board of directors may determine. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. In addition, the issuance of preferred stock could have the effect of making it more difficult for a third party to acquire control of us or of discouraging acquisition bids for us. This could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

THE CONCENTRATION OF OUR COMMON STOCK THAT IS OWNED BY OUR DIRECTORS AND EXECUTIVE OFFICERS MAY REDUCE YOUR ABILITY TO ASSERT ANY SIGNIFICANT INFLUENCE OVER THE DIRECTION OF OUR AFFAIRS AND OUR BUSINESS.

     As of April 30, 2001, our directors and executive officers and their affiliates owned approximately 35.9% of the outstanding common stock (including options to purchase common stock exercisable within 60 days of such date). As a result, such persons have the ability to assert significant influence over us and the direction of our affairs and business.

ABSENCE OF DIVIDENDS.

     We have not paid cash dividends and do not anticipate doing so for the foreseeable future.

THE FUTURE SALE OF SHARES OF OUR COMMON STOCK COULD HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF THE COMMON STOCK OR THE NOTES.

     We currently have three effective registration statements on file with the Securities and Exchange Commission initially covering the resale of up to an aggregate of 1,920,636 shares of Common Stock held by certain current shareholders. Of these 1,920,636 shares, 1,236,902 shares are covered by a registration statement which was declared effective in October 1995 registering shares of common stock held by approximately 73 holders. These shares, representing shares of common stock issued upon the conversion of our previously outstanding convertible preferred stock, were registered at the request of the holders of such shares. All of these shares may be sold currently under Rule 144(k) under the Securities Act without regard to volume or other limitations. 467,005 shares, which were issued to the former shareholders of Advanced Surgical Intervention, Inc. in connection with the acquisition of the Impress Softpatch Technology in May 1996, are covered by a registration statement which was declared effective in June 1996. These shares are held by 273 holders, with the largest number of shares held by any single holder thereunder being approximately 50,000 shares. We believe that many of the shares covered by these registration statements have been sold in the open market prior to the date hereof. All of the shares covered by these registration statements are freely tradable in the open market without volume limitations unless held by one of our affiliates. As of May 22, 2001 we also had options outstanding to purchase an aggregate of 400,727 shares of Common Stock and had an additional 170,008 shares of common stock reserved for issuance of options which may be granted and exercised under our existing employee benefit plans. Any shares of common stock issued upon the exercise of such outstanding options or any options granted in the future will be, upon issuance, freely tradable on the open market, subject in some cases to the volume limitations imposed by Rule 144 under the Securities Act. As of April 30, 2001, we had reserved 216,729 shares of common stock for issuance upon conversion of our 6% Convertible Subordinated Notes outstanding.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the securities laws that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our management's beliefs and assumptions made by management. In addition, other written or oral statements which constitute forward-looking statements may be made by or on behalf of us. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates",

"likely", "will", "should" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause or contribute to such differences in outcomes and results, include, but are not limited to, those discussed above in "Risk Factors", in information incorporated by reference and elsewhere in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                               UROMED CORPORATION


     We are dedicated to establishing ourselves as a leader in providing intervention urological products, with primary emphasis on the treatment of prostate cancer.

     We seek to market a portfolio of products including our two main proprietary products for the treatment of prostate cancer, the CaverMap Surgical Aid and our Symmetra. Our product portfolio also includes brachytherapy introducer needles and we are continuing to dedicate resources to the development and/or acquisition of product lines that fit into our strategic platform.

     o The CaverMap Surgical Aid is available to aid physicians in preserving vital nerves during prostate cancer surgery. The CaverMap Surgical Aid is used in radical prostatectomies, or surgical removal of the prostate, to assist the physician in locating and avoiding nerves. If the physician avoids cutting nerves, certain adverse side effects such as impotence and incontinence may be avoided. We believe that, because of the highly proprietary nature of the CaverMap Surgical Aid, we are uniquely positioned to offer physicians the opportunity to optimize both surgical procedures and brachytherapy for prostate cancer treatment. In November 1997, the FDA cleared the CaverMap Surgical Aid in the United States for use in prostate cancer surgery. In February 2000, the FDA cleared the CaverMap Surgical Aid for U.S. marketing and distribution for use in colorectal surgery in men. The CaverMap Surgical Aid will be used to assist surgeons in performing colorectal cancer surgery in identifying and sparing sensitive nerves responsible for erectile function.

     o The second of our two main proprietary products is the Symmetra used in a brachytherapy procedure to treat localized prostate cancer. The Symmetra was cleared by the FDA for marketing in the United States in May 1999. The Symmetra is a proprietary Iodine-125 permanent seed implant designed to be similar to the market leading prostate seed implant in dosimetry, outer dimensions and biocompatibility. Our manufacturing partner in the brachytherapy seed business is Bebig. Under our agreement with Bebig, we have been granted the exclusive license rights through September 2006 to market and distribute the Bebig implant in North America and South America and the non-exclusive license right to market and distribute the Bebig elsewhere in the world.

     In addition, through our acquisition of SSGI, we are now a leading international provider of medical software products and services for radiation therapy. The users of our software products and services for radiation therapy receive significantly expanded capabilities through low cost additional licenses and workstations through utilization of Windows NT as the software platform. Our customers include medical physicists and radiation oncologists (cancer specialists). Radiation treatments are delivered either by radioactive sources implanted into a patient called brachytherapy, the treatment of choice for early stage prostate cancer, or by beams usually generated by a linear accelerator. The software helps the practitioner determine how to cover all of the cancer with a lethal dose of radiation, while sparing as much healthy tissue as possible.

     The leading products in the radiation therapy field are our radiation treatment planning systems which are the Prowess BrachyPro, Prowess 3D External Beam (formerly known as Pro-Sim) and Virtual Simulation. These products are state of the art treatment planning solutions. The Prowess BrachyPro is designed specifically for prostate seed implant therapy, while the Prowess 3D External Beam and Virtual Simulation are specifically designed for external beam planning. The Prowess 3D External Beam and Prowess BrachyPro are accurate, efficient and fast with excellent visualization. These products are sold directly in the United Stated and through distributors and independent representatives internationally allowing our systems to be successfully placed in over 400 radiation therapy centers around the world.

     We were incorporated in Massachusetts in October 1990. Our principal executive offices are located at Providence Highway, Norwood, Massachusetts, 02194. Our telephone number is (781) 762-2080 and our web site is located at www.uromed.com. Information contained in our web site is not a part of this prospectus.

                               RECENT DEVELOPMENTS

     On March 26, 2001, we acquired SSGI, a California corporation. SSGI was founded in 1987 by Philip Heintz, PhD, and was headquartered in Chico, California. It develops cancer treatment planning software and is a leader in the field of treatment planning for brachytherapy, a rapidly growing treatment modality for prostate cancer. In addition, SSGI offers external beam therapy treatment planning systems and has a worldwide installed customer base in excess of 500 sites. SSGI had approximately $3.8 million in revenue in calendar year 2000. We believe that the SSGI installed customer and revenue base, combined with our customer base, presents a favorable environment on which to build a stronger presence in the field of radiation oncology.

     SSGI offers a network for radiation therapy planning that combines affordability with many advanced high technological features. By utilizing a Windows NT software platform, SSGI systems provide radiation oncology sites with advanced expansion capabilities through unmatched planning system flexibility and low cost additional workstation licenses. SSGI's market penetration in the field of brachytherapy treatment planning is strong; this is an area in which the combined company plans to expand throughout the world. The newly combined company will also capitalize on the external beam therapy market worldwide by solidifying key distribution partnerships.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock offered pursuant to this registration statement by the selling stockholders.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of common stock of UroMed as of May 23, 2001, by each of the selling stockholders. The selling stockholders covered by this prospectus are persons who received UroMed common stock in exchange for shares of common stock of SSGI in connection with our acquisition of SSGI on March 27, 2001.

     Our registration of the shares of common stock covered by this prospectus does not necessarily mean that the selling stockholders will sell all or any of the shares. The information provided in the table below with respect to each selling stockholder has been obtained from such selling stockholder. Except as otherwise disclosed below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with UroMed or any of our predecessors or affiliates. Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming each selling stockholder sells all of their shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by the selling stockholders after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they last provided to UroMed any information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

                                            SHARES           NUMBER              SHARES
NAME OF SELLING STOCKHOLDER                 BENEFICIALLY     OF SHARES           BENEFICIALLY
---------------------------                 OWNED            BEING OFFERED       OWNED
                                            PRIOR TO         -------------       AFTER OFFERING(1)
                                            OFFERING (1)                         -----------------
                                            ------------                         NUMBER     PERCENT
                                                                                 ------     -------
Heintz Family Trust - 1997 (2)                2,000,000        2,000,000       2,000,000     27.32%
Philip Heintz (3)                             2,000,000        2,000,000       2,000,000     27.32%
Lillian Heintz (3)                            2,000,000        2,000,000       2,000,000     27.32%
L. Lee Potts                                     79,578           79,578          79,578        *
Stephen C. Awe                                   21,556           21,556          21,556        *
Bret H. Heintz                                    8,553            8,553           8,553        *
Mark D. Rollin                                    4,347            4,347           4,347        *


* Less than 1% of the outstanding shares of common stock.

(1) Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities and Exchange Act of 1934, as amended.

(2) Philip Heintz is a trustee of the Heintz Family Trust - 1997 and has been a member of the board of directors of UroMed since March 27, 2001.

(3) These shares are held in the name of the Heintz Family Trust - 1997, of which this individual is one of two trustees.

                              PLAN OF DISTRIBUTION

         The selling stockholders or their donees, pledgees, transferees and other successors in interest may sell or distribute the shares of common stock described in this prospectus directly to purchasers as principals or through one or more underwriters, brokers, dealers or agents as follows:

     o from time to time in one or more transactions, which may involve block transactions;

     o on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the Over the Counter Bulletin Board,

     o    in transactions otherwise than in the over-the-counter market; or

     o    in the over-the-counter market,

     o    in private transactions,

     o    by pledge to secure debts and other obligations;

     o    through options, or

     o    a combination of any of the above transactions.

     If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

     Any of these transactions may be effected at market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed price in each case as determined by the selling stockholder or by agreement between the selling stockholder and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, brokers, dealers or agents, the selling stockholders may compensate these underwriters, brokers, dealers or agents in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of securities for whom they may act as agent. These compensatory discounts, concessions or commissions may be in excess of those customary in the types of transactions involved as to particular underwriters, brokers, dealers or agents. The selling stockholders and any brokers, dealers or agents that participate in the distribution of the shares of common stock described in this prospectus may be deemed to be underwriters, and any profit on the sale of such shares by them and any discounts, concessions or commissions received by any of these underwriters, brokers, dealers or agents may constitute underwriting discounts and commissions under the Securities Act of 1933.

     Under the Registration Rights and Voting Agreement dated as of March 27, 2001 among the Company and certain of the selling stockholders, each of Philip Heintz, Lillian Heintz and the Heintz Family Trust have agreed not to sell or otherwise transfer any of their shares of common stock for 120 days after March 27, 2001. In addition, each of Philip Heintz, Lillian Heintz and the Heintz Family Trust have agreed not to sell or otherwise transfer more than 25% of the shares of common stock held by them in any twelve month period.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock for nine business days prior to the start of the distribution. In addition, the selling stockholders and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of common stock by the selling stockholders or any such other person. These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.

     We will pay all of the expenses incident to the registration, offering and sale of the shares of common stock described in this prospectus to the public hereunder, estimated at $29,550, other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The selling stockholders will pay all such underwriting discounts and selling commissions, if any. We will not receive any of the proceeds from the sale of any of the shares of common stock described herein by the selling stockholders.

                                  LEGAL MATTERS

     Bingham Dana LLP, Boston, Massachusetts has given its opinion that the shares offered in this prospectus have been validly issued and are fully paid and non-assessable.

                                     EXPERTS

     The financial statements of UroMed Corporation incorporated in this Prospectus by reference to the Annual Report on Form 10-K of UroMed Corporation for the year ended December 31, 2000 and the financial statements of SSGI Prowess Systems, Inc. included in the Current Report on Form 8-K/A of UroMed Corporation dated March 26, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                       WHERE YOU CAN GET MORE INFORMATION

     UroMed is subject to the reporting requirements of the Securities Exchange Act of 1934 and files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC's Web site at http://www.sec.gov. The common stock of UroMed is listed on the Over the Counter Bulletin Board, and you can read and inspect our filings at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.


              CERTAIN INFORMATION WE ARE INCORPORATING BY REFERENCE

     The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. UroMed has filed a Registration Statement on Form S-3 under the Securities Act of 1933 with the SEC with respect to the common stock being offered pursuant to this prospectus. This prospectus omits certain information contained in the Registration Statement on Form S-3, as permitted by the SEC. Refer to the Registration Statement on Form S-3, including the exhibits, for further information about UroMed and the common stock being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above.

     We incorporate by reference the documents listed below, and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to termination of the offering:

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     o Our Quarterly Report on Form 10-Q for the three months ended March 31, 2001.

     o Our Current Report on Form 8-K dated March 26, 2001 regarding our acquisition of SSGI.

     o Our Current Report on Form 8-K/A dated March 26, 2001 regarding our acquisition of SSGI.

     o The description of the common stock contained in the Company's Registration Statement on Form S-1 filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     Upon request, UroMed will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any information that was incorporated by reference in the prospectus (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the prospectus). We will also provide upon request, without charge to each person to whom a copy of this prospectus has been delivered, a copy of all documents filed from time to time by UroMed with the SEC pursuant to the Exchange Act of 1934. You should direct a request for such copies to: Investor Relations, UroMed Corporation, Providence Highway, Norwood, Massachusetts 02194, 781.762.2080.

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. Neither this prospectus nor any prospectus supplement is an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction where an offer or solicitation is not permitted. No sale made pursuant to this prospectus shall, under any circumstances, create any implication that there has not been any change in the affairs of UroMed since the date of this prospectus.





         TABLE OF CONTENTS

                                PAGE
Risk Factors.................    3

Forward-Looking Statements...    8

UroMed Corporation...........    9

Recent Developments..........    10

Use of Proceeds..............    10

Selling Stockholders.........    11

Plan of Distribution.........    12

Legal Matters................    13

Experts......................    13

Where You Can Get More
Information..................    13

Certain Information We Are
Incorporating By Reference...    13


    2, 114,034 SHARES




    UROMED CORPORATION


      COMMON STOCK




   -------------------

       PROSPECTUS

      MAY 25, 2001

   -------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee and the listing fee are estimated):


     SEC Registration Fee                                   $ 1,050
     Fees of Registrar and Transfer Agent                     1,000*
     Legal Fees and Expenses                                 15,000*
     Accountants' Fees and Expenses                           7,500*
     Miscellaneous Costs                                    $ 5,000*

              Total                                         $29,550


*   Estimates

     All expenses in connection with the issuance and distribution of the securities being offered shall be borne by UroMed.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 67 of Chapter 156B of the Massachusetts General Laws provides a statutory framework covering indemnification of directors, officers and employees against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. In addition, Article 28 of our Amended and Restated By-Laws provides for indemnification of UroMed's directors, officers and employees.

     Section 67 and UroMed's Amended and Restated By-Laws generally provide that a director, officer or employee of the Company shall be indemnified by us for all expenses and liabilities incurred by any of them in certain stated proceedings and under certain stated proceedings.

     UroMed's Articles of Organization also incorporate certain provisions permitted under the Massachusetts General Laws relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in certain circumstances. These provisions do not apply to claims against a director for violations of certain laws, including federal securities laws.

ITEM 16. EXHIBITS

EXHIBITS

2.1 Merger Agreement and Plan of Merger and Reorganization, dated as of March 26, 2001 by and among UroMed Corporation, Providence Merger Corporation, SSGI, the stockholders of SSGI and the Heintz Family Trust - 1997. *(a) (filed as Exhibit No. 2.1)

4.1 Amended and Restated By-Laws of the Registrant. * (b) (filed as Exhibit No. 3.2)

4.2 Restated Articles of Organization of the Registrant. * (c) (filed as Exhibit No. 3.3)

4.3 Amended and Restated Registration Rights Agreement dated as of September 15, 1993 among the Registrant and certain of its security holders. * (b) (filed as Exhibit No. 10.1)

4.4 Registration Rights Agreement, dated as of May 9, 1996, among the Registrant and certain of its security holders. * (d) (filed as Exhibit No. 4.4)

4.5 Indenture, dated as of October 15, 1996, between the Registrant, as issuer, and State Street Bank and Trust Company, as Trustee. *(e) (filed as Exhibit No. 10.1)

4.6  Rights Agreement, dated as of July 2, 1997. * (f) (filed as Exhibit No. 1)

4.7  Amendment to Rights Agreement, dated as of March 26, 2001.

4.8 Registration Rights and Voting Agreement, dated as of March 27, 2001, by and among UroMed Corporation, Providence Merger Corporation, the stockholders of SSGI, Philip Heintz and the Heintz Family Trust - 1997.

5.   Opinion of Bingham Dana LLP, counsel to UroMed.

23.1 Consent of Bingham Dana LLP (included in Exhibit 5).

23.2 Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included on signature page).

All exhibit descriptions followed by an asterisk (*) were previously filed with the Securities and Exchange Commission (the "SEC") as Exhibits to, and are hereby incorporated by reference from, the document to which the letter in parentheses following the asterisk corresponds, as set forth below. The Exhibit number of the document in that previous filing is indicated in parentheses after the incorporation by reference code.

     (a) Registrant's Current Report on Form 8-K filed on March 29, 2001.

     (b) Registrant's Registration Statement on Form S-1, as amended, (Registration No. 33-74282).

     (c) Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1994.

     (d) Registrant's Registration Statement on Form S-3 (File No. 333-03843) filed May 16, 1996.

     (e) Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1996.

     (f) Registrant's Registration Statement on Form 8-A (File No. 000-23266) filed July 2, 1997

      + An unexpired order granting confidential treatment to deleted portions of Exhibit 4.6 was issued on January 26, 1996.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, UroMed Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwood in the Commonwealth of Massachusetts, on this 25th day of May, 2001.

                                       UROMED CORPORATION

                                       By: /S/ DOMENIC C. MICALE
                                           ------------------------------------
                                           Domenic C. Micale,
                                           Chief Financial Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoint each of Daniel Muscatello and Domenic Micale severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this Registration Statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

           SIGNATURE                                 TITLE                             DATE
/S/ DANIEL MUSCATELLO                  Chief Executive Officer, President           May 25, 2001
----------------------------           (Principal Executive Officer) and
Daniel Muscatello                      Director

/S/ JOHN G. SIMON                      Director                                     May 25, 2001
----------------------------
John G. Simon

/S/ ELIZABETH B. CONNELL, MD           Director                                     May 25, 2001
----------------------------
Elizabeth B. Connell, MD

/S/ RICHARD A. SANDBERg                Director                                     May 25, 2001
----------------------------
Richard A. Sandberg

/S/ THOMAS F. TIERNEY                  Director                                     May 25, 2001
----------------------------
Thomas F. Tierney

/S/ E. KEVIN HRUSOVSKY                 Director                                     May 25, 2001
----------------------------
E. Kevin Hrusovsky

/S/ PHILIP HEINTZ                      Director                                     May 25, 2001
----------------------------
Philip Heintz

/S/ DOMENIC C. MICALE                  Chief Financial Officer, Treasurer           May 25, 2001
----------------------------           (Principal Accounting Officer and
Domenic C. Micale                      Principal Financial Officer)

                                  EXHIBIT INDEX


     2.1 Merger Agreement and Plan of Merger and Reorganization, dated as of March 26, 2001 by and among UroMed Corporation, Providence Merger Corporation, SSGI, the stockholders of SSGI and the Heintz Family Trust - 1997. *(a) (filed as Exhibit No. 2.1)

     4.1  Amended and Restated By-Laws of the Registrant.
          * (b) (filed as Exhibit No. 3.2)

     4.2  Restated Articles of Organization of the Registrant.
          * (c) (filed as Exhibit No. 3.3)

     4.3 Amended and Restated Registration Rights Agreement dated as of September 15, 1993 among the Registrant and certain of its security holders.
          * (b) (filed as Exhibit No. 10.1)

     4.4 Registration Rights Agreement, dated as of May 9, 1996, among the Registrant and certain of its security holders.
          * (d) (filed as Exhibit No. 4.4)

     4.5 Indenture, dated as of October 15, 1996, between the Registrant, as issuer, and State Street Bank and Trust Company, as Trustee.
          *(e) (filed as Exhibit No. 10.1)

     4.6  Rights Agreement, dated as of July 2, 1997.
          * (f) (filed as Exhibit No. 1)

     4.7  Amendment to Rights Agreement, dated as of March 26, 2001.

     4.8 Registration Rights and Voting Agreement, dated as of March 27, 2001, by and among UroMed Corporation, Providence Merger Corporation, the stockholders of SSGI, Philip Heintz and the Heintz Family Trust - 1997.
          * (g) (filed as Exhibit No. 10.24)

     5.   Opinion of Bingham Dana LLP, counsel to UroMed.

     23.1 Consent of Bingham Dana LLP (included in Exhibit 5).

     23.2 Consent of PricewaterhouseCoopers LLP.

     24.1 Power of Attorney (included on signature page).

All exhibit descriptions followed by an asterisk (*) were previously filed with the Securities and Exchange Commission (the "SEC") as Exhibits to, and are hereby incorporated by reference from, the document to which the letter in parentheses following the asterisk corresponds, as set forth below. The Exhibit number of the document in that previous filing is indicated in parentheses after the incorporation by reference code.

     (a) Registrant's Current Report on Form 8-K filed on March 29, 2001.

     (b) Registrant's Registration Statement on Form S-1, as amended, (Registration No. 33-74282).

     (c) Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1994.

     (d) Registrant's Registration Statement on Form S-3 (File No. 333-03843) filed May 16, 1996.

     (e) Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1996.

     (f) Registrant's Registration Statement on Form 8-A (File No. 000-23266) filed July 2, 1997.

     (g) Registrant's Annual Report on Form 10-Q for the three months ended March 31, 2001.

     + An unexpired order granting confidential treatment to deleted portions of Exhibit 4.6 was issued on January 26, 1996.